SJW CORP. ANNOUNCES
                   FIRST QUARTER FINANCIAL RESULTS

           Board Declares Quarterly Dividend on Common Stock

SAN JOSE, CA, April 30, 2008 - SJW Corp. (NYSE: SJW) today reported operating revenue of $41.3 million in the quarter ended March 31, 2008, compared to $39.0 million in 2007. The increase of $2.2 million was primarily attributable to cumulative rate increases of $2.5 million, $185,000 from new connections and $146,000 from other sources, partially offset by a $618,000 decrease in operating revenue due to lower customer usage.

      Net income was $2.7 million in the first quarter. Diluted earnings per common share were $0.15, compared to net income of $2.1 million and $0.11 per share in the first quarter of 2007.

      Water production costs for the quarter ended March 31, 2008 were $13.5 million compared to $13.8 million in 2007. Compared to the first quarter of 2007, unit costs for purchased water, groundwater extraction and energy were higher, but were more than offset by purchasing less water because of increased surface water supply and lower customer demand.

      The decrease of $326,000 in water production costs quarter-to-quarter reflects $896,000 in higher per unit costs for purchased water, groundwater extraction and energy cost, offset by lower expenses of $922,000 due to increased surface water supply, and by $300,000 due to lower customer demand.

      Nonwater production costs for the first quarter were $20.2 million compared to $19.4 in 2007. The increase of $821,000 was primarily attributable to an increase of $450,000 in depreciation expense, $252,000 in maintenance expenses and $119,000 in all other expenses. Income tax expense for the first quarter increased to $1.8 million in 2008 from $1.4 in 2007.

      The Directors of SJW Corp. today declared a quarterly dividend on common stock of $0.16125 per share. The dividend is payable on June 1, 2008 to shareholders of record on May 12, 2008.


       SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp. is the parent company of San Jose Water Company, Canyon Lake Water Service Company and SJW Land Company. Together, San Jose Water Company and Canyon Lake Water Service Company provide regulated and nonregulated water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas. SJW Land Company owns and operates commercial buildings, has a majority interest in a real estate partnership, and has properties in the states of California, Florida, Connecticut, Texas, Arizona and Tennessee.



This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The results for a quarter are not indicative of results for a full year due to seasonality. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


                            SJW Corp.
     Condensed Consolidated Statements of Income and Comprehensive Income
                           (Unaudited)
           (thousands of dollars, except per share data)

                                          THREE MONTHS ENDED
                                               MARCH 31
                                           2008           2007
                                        ----------------------
OPERATING REVENUE                       $41,253         39,017
OPERATING EXPENSE:
  Operation:
    Purchased water                       6,996          9,326
    Power                                 1,066            912
    Groundwater extraction charge         5,416          3,566
                                        -------        -------
    Total production costs               13,478         13,804

    Administrative and general            5,839          5,790
    Other                                 3,683          3,621
  Maintenance                             3,044          2,792
  Taxes, other than income                1,590          1,582
  Depreciation & amortization             6,063          5,613
  Income taxes                            1,786          1,406
                                        -------        -------
    Total operating expense              35,483         34,608
                                        -------        -------
OPERATING INCOME                          5,770          4,409

Interest on long-term debt
  and other                              (3,052)        (2,287)
                                        -------        -------
NET INCOME                               $2,718          2,122
                                        =======        =======
Other comprehensive income
  (loss), net                               733         (1,350)
                                        -------        -------
COMPREHENSIVE INCOME                    $ 3,451            772
                                        =======        =======

Earnings per share
   -Basic                                 $0.15           0.12
   -Diluted                               $0.15           0.11

Dividend per share                        $0.16           0.15

Weighted average shares outstanding
  - Basic                                18,377         18,300
  - Diluted                              18,592         18,526


SJW Corp.
Condensed Consolidated Balance Sheets
(Unaudited)
(thousands of dollars)

                                                 March 31      December 31
                                                     2008             2007
                                               ----------      -----------
ASSETS
UTILITY PLANT:
  Land                                           $  5,704            5,695
  Depreciable plant and equipment                 793,524          778,277
  Construction in progress                         23,572           24,298
  Intangible assets                                 8,040            8,040
                                                  -------          -------
     Total utility plant                          830,840          816,310
Less accumulated depreciation and amortization    259,489          255,025
                                                  -------          -------
     Net utility plant                            571,351          561,285
NONUTILITY PROPERTY:                               88,029           88,029
Less accumulated depreciation and amortization      4,253            3,834
                                                  -------          -------
     Net nonutility property                       83,776           84,195
CURRENT ASSETS:
  Cash and cash equivalents                         1,715            2,354
  Accounts receivable and accrued
   unbilled utility revenue                        23,726           26,823
  Prepaid expenses and other                        2,193            2,414
                                                  -------          -------
    Total current assets                           27,634           31,591
OTHER ASSETS:
  Investment in California Water Service Group     41,963           40,720
  Unamortized debt issuance and
    reacquisition costs                             3,302            3,345
  Regulatory assets                                44,712           44,712
  Other                                             1,573            1,478
                                                  -------          -------
                                                   91,550           90,255
                                                  -------          -------
                                                 $774,311          767,326
                                                  =======          =======
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common stock                                   $  9,574            9,564
  Additional paid-in capital                       19,336           18,723
  Retained earnings                               195,038          195,331
  Accumulated other comprehensive income           14,050           13,316
                                                  -------          -------
  Shareholders' equity                            237,998          236,934
  Long-term debt, less current portion            217,186          216,312
                                                  -------          -------
    Total capitalization                          455,184          453,246
CURRENT LIABILITIES:
  Line of credit                                   10,000            5,000
  Current portion of long-term debt                   675              622
  Accrued groundwater extraction charge and
    purchased water                                 4,845            5,595
  Purchased power                                     386              514
  Accounts payable                                  6,697            9,268
  Accrued interest                                  3,349            4,522
  Accrued taxes                                     2,597              791
  Other current liabilities                         5,648            6,642
                                                  -------          -------
  Total current liabilities                        34,197           32,954
DEFERRED INCOME TAXES AND CREDITS                  76,644           76,378
ADVANCES FOR CONSTRUCTION AND CONTRIBUTIONS
  IN AID OF CONSTRUCTION                          177,790          175,167
POSTRETIREMENT BENEFIT PLANS                       24,343           23,357
OTHER NONCURRENT LIABILITIES                        6,153            6,224
                                                  -------          -------
                                                 $774,311          767,326
                                                  =======          =======